UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2023

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, Beam Global (the “Company”) announced that it has appointed Lisa A. Potok, 54, as Chief Financial Officer. Prior to joining Beam Global, Ms. Potok was the CFO, Treasurer and Secretary of Nice North America LLC, previously known as Nortek Security & Control, LLC, one of the largest smart residential, commercial, and industrial solutions manufacturing companies in the world. Prior to that, she held positions as the Vice President of Global Finance and Investor Relations and M&A for Newegg Inc. (NASDAQ: NEGG), she was Vice President of Global Finance at Club Demonstration Services, (NASDAQ: ADV), a product demonstration company, and she was Vice President of Finance/Divisional CFO at FTD, Inc.’s Provide Commerce division (NASDAQ: FTD). Ms. Potok is a CPA and holds a Bachelor of Arts in Accounting from Hillsdale College, MI and an MBA from The Paul Merage School of Business at University of California, Irvine, CA.

Ms. Potok and the Company agreed to an offer letter dated November 15, 2023 (the “Offer Letter”) whereby the Company agreed to pay Ms. Potok an annual salary of $310,000 per year. Ms. Potok is eligible for an annual bonus up to 50% of her base salary subject to performance metrics established by the Company. The Company will also grant Ms. Potok an option to purchase up to 75,000 shares of the Company’s common stock which shall vest over a four year period. The description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety to the full text of the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Ms. Potok and the Company have not engaged in any related party transaction. Ms. Potok has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are currently no other arrangements or understandings with Ms. Potok with respect to her appointment as Chief Financial Officer.

Effective December 4, 2023, Kathy McDermott stepped down from her role as Chief Financial Officer of the Company but will remain employed with the Company until December 31, 2023 to help ensure a smooth transition.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Offer Letter to Lisa Potok dated November 15, 2023
99.1	Press release dated December 6, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: December 8, 2023	By:	/s/ Lisa A. Potok
	Name:	Lisa A. Potok
	Title:	Chief Financial Officer

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